
Statement Re:  Computation of Per Share Earnings
               (Dollars in thousands, except per share)


                                                                                       Year ended December 31,
                                                                           ------------------------------------------------
                                                                              1998               1997                1996
                                                                           ---------          ---------           ---------

Net income                                                                  $  6,115           $  6,003            $  3,608
                                                                           =========          =========           =========

BASIC

Average shares outstanding                                                 4,715,697          4,853,484           4,850,151
                                                                           =========          =========           =========

Earnings per share                                                          $   1.30           $   1.24            $   0.74
                                                                           =========          =========           =========

DILUTED

Average shares outstanding                                                 4,715,697          4,853,484           4,850,151

Net effect of the assumed exercise of
  stock options and warrants - based on the treasury
  stock method using average market price                                    113,944            132,582             148,344
                                                                           ---------          ---------           ---------

      Total average shares outstanding                                     4,829,641          4,986,066           4,998,495
                                                                           =========          =========           =========

Earnings per share                                                          $   1.27           $   1.20            $   0.72
                                                                           =========          =========           =========